Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Robert A. Reynolds, Jr., Chairman, President and Chief Executive Officer of Graybar Electric Company, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)   The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT A. REYNOLDS, Jr.
Robert A. Reynolds, Jr.
Chairman, President and Chief Executive Officer (Principal Executive Officer)

November 8, 2010